UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	March 30, 2009

PROXIM WIRELESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29053	04-2751645
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1561 Buckeye Drive, Milpitas, CA	95035
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(408) 383-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2009, the Board of Directors of Proxim Wireless Corporation decided to commence the voluntary delisting of Proxim’s common stock from the Nasdaq Capital Market, the principal trading market for the common stock.  This action was taken as part of Proxim’s intention to transfer the trading of its common stock to the over-the-counter market run by Pink OTC Markets Inc.  Proxim expects to file a Form 25 to delist the common stock from the Nasdaq Capital Market on or about April 13, 2009.  Proxim expects that the delisting will become effective on or about April 23, 2009 with the last day of trading on the Nasdaq Capital Market expected to be on or about April 22, 2009.

On April 2, 2009, Proxim issued a press release in connection with those activities, which is attached hereto as Exhibit 99.1.  The information in the press release is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM WIRELESS CORPORATION

Dated: April 2, 2009	By: /s/ David L. Renauld
David L. Renauld
Vice President

EXHIBIT INDEX

Number	Title

99.1	Press release dated April 2, 2009.

2